EXHIBIT 99.1

Hanmi’s Strong Fourth Quarter and Full Year 2015 Results Led by Solid New Loan Production and 14.2% Growth in Loans Receivable

2015 Fourth Quarter and Full Year Highlights:

  Fourth quarter net income of $14.8 million, or $0.46 per diluted share; full year net income of $53.8 million, or $1.68 per diluted share.
  Fourth quarter loans receivable up 4.5%, or $138.2 million, from the third quarter and up 14.2% from a year ago.
  Fourth quarter new loan production of $268.5 million up 31.4% from a year ago; full year new loan production of $917.5 million, up 49.2% from prior year.
  Noninterest bearing deposits up 3.7% from the third quarter and 13.0% from a year ago and represent 32.9% of deposits.
  Fourth quarter net interest margin, excluding acquisition accounting, expanded to 3.62% compared with 3.48% for the third quarter and 3.24% for the year-ago period.
  Asset quality continues to be strong with non-performing assets at 0.65% of total assets; recorded a negative provision for loan losses of $3.8 million for the fourth quarter and $11.6 million for the full year.

LOS ANGELES, Jan. 26, 2016 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ:HAFC) (or “Hanmi”), the holding company for Hanmi Bank (the “Bank”), today reported fourth quarter net income of $14.8 million, or $0.46 per diluted share, compared with $14.0 million, or $0.44 per diluted share, for the prior quarter and $5.9 million, or $0.19 per diluted share, for the fourth quarter of 2014.

For the full year of 2015, net income was $53.8 million, or $1.68 per diluted share, up 40.2% from the prior year after adjusting for the bargain purchase gain and merger and integration costs recorded primarily in conjunction with the August 31, 2014 acquisition of Central Bancorp, Inc. (“CBI”), the parent company of United Central Bank. Net income for the full year of 2014 was $49.8 million, or $1.56 per diluted share. The prior year included an after-tax bargain purchase gain of $14.6 million, with pre-tax merger and integration costs of $6.6 million in 2014 and $2.0 million in 2015.

Mr. C. G. Kum, President and Chief Executive Officer, said, “Hanmi’s fourth quarter results were excellent and contributed to a strong year of profitable growth in 2015. For the full year, new loan production was up 49%, which led to a 14% growth in loans receivable. We continue to emphasize disciplined underwriting standards and credit quality remains very strong.  In addition, the successful repositioning of our balance sheet since the CBI acquisition has improved the mix of earning assets.  This helped to expand fourth quarter net interest margin, excluding acquisition accounting, to 3.62% or 14 basis points higher than the prior quarter and is an impressive accomplishment in the current environment. Furthermore, our ongoing focus on relationship-driven, high-touch business banking is driving our low cost deposit base with higher demand deposits.”

Mr. Kum continued, “Hanmi’s commitment to improving efficiencies and enhancing profitability pushed net income to $14.8 million in the fourth quarter and $53.8 million for the full year in 2015, an increase of 40% compared to the prior year after excluding the impact of merger and integration costs and accounting adjustments associated primarily with the CBI acquisition. Given our strong financial results in 2015, the Board of Directors increased the quarterly cash dividend in the fourth quarter by 27% to $0.14 per share. Overall, I am very pleased with our performance in 2015 and I believe Hanmi is well-positioned to continue generating profitable growth and capitalizing on market dislocation in the quarters and years ahead.”

Quarterly Results
(in thousands, except per share data)

	As of or for the Three Months Ended			As of or for the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014

Net income	$14,829	$13,959	$5,928	$53,823	$49,761
Net income per diluted common share	$0.46	$0.44	$0.19	$1.68	$1.56

Assets	$4,234,521	$4,214,241	$4,232,443	$4,234,521	$4,232,443
Loans receivable	$3,183,316	$3,045,072	$2,788,498	$3,183,316	$2,788,498
Deposits	$3,509,976	$3,518,694	$3,556,746	$3,509,976	$3,556,746

Return on average assets	1.44%	1.38%	0.56%	1.32%	1.47%
Pre-tax, pre-provision earnings on average assets	2.08%	2.05%	0.89%	1.97%	1.94%
Return on average stockholders' equity	11.96%	11.55%	5.21%	11.30%	11.79%
Net interest margin (1)	3.93%	3.81%	3.80%	3.90%	3.88%
Net interest margin excluding acquisition accounting (1)	3.62%	3.48%	3.24%	3.47%	3.65%
Efficiency ratio	56.78%	57.97%	79.64%	58.93%	59.80%
Efficiency ratio excluding merger and integration costs	56.33%	57.97%	73.01%	57.92%	55.77%

Tangible common equity to tangible assets	11.63%	11.48%	10.67%	11.63%	10.67%
Tangible common equity per common share	$15.39	$15.12	$14.14	$15.39	$14.14

(1) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

Results of Operations

Fourth quarter net interest income increased $1.6 million or 4.4% to $37.6 million from $36.0 million in the third quarter primarily from the solid expansion of loans receivable and the related improvement in the mix of earning assets. On a year-over-year basis, net interest income was up from $37.4 million in the fourth quarter last year. Net interest income of $148.1 million for the full year in 2015 increased 20.7% compared with $122.7 million for the full year in 2014.  The year-over-year improvement in net interest income reflects the 20.3% growth in average interest-earning assets.

Net interest margin (on a taxable equivalent basis) for the fourth quarter of 2015 was 3.93% compared with 3.81% for the third quarter of 2015 and 3.80% for the year-ago period.  The increase in net interest margin for the fourth quarter compared with the preceding quarter was primarily due to loan growth and the related change in the mix of earning assets. For the full year of 2015, net interest margin was 3.90% compared with 3.88% for the full year of 2014.

For the fourth quarter of 2015, Hanmi recorded a negative provision for loan losses of $3.8 million, which included a $2.3 million provision for losses on PCI loans. For the prior quarter, the negative provision for loan losses was $3.7 million, which also included a $1.8 million provision for losses on PCI loans.  For the year ago period, Hanmi recorded a provision for loan losses of $1.2 million, which included a $1.0 million provision for losses on PCI loans.

Hanmi recorded a negative loan loss provision of $11.6 million for the full year of 2015, which included a $4.4 million provision for losses on PCI loans, compared with a negative loan loss provision of $6.3 million for the full year of 2014, which included a $1.0 million provision for losses on PCI loans.

The impact of the CBI acquisition accounting adjustments on core loan yield, core deposit cost, net interest income and net interest margin are summarized in the following tables.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
Core loan yield	4.75%	4.76%	4.78%	4.75%	4.82%
Accretion of discount on purchased loans	0.24%	0.24%	0.54%	0.38%	0.19%
As reported	4.99%	5.00%	5.32%	5.13%	5.01%

Core deposit cost	0.57%	0.60%	0.63%	0.60%	0.55%
Accretion of time deposits premium	0.12%	0.16%	0.20%	0.16%	0.08%
As reported	0.45%	0.44%	0.43%	0.44%	0.47%

	Three Months Ended
	December 31, 2015		September 30, 2015		December 31, 2014
	Amount	Rate	Amount	Rate	Amount	Rate
			(in thousands)
Net interest income and net interest margin excluding acquisition accounting (1)	$34,889	3.62%	$32,996	3.48%	$31,891	3.24%
Accretion of discount on Non-PCI loans	2,090	0.21%	1,209	0.13%	2,802	0.28%
Accretion of discount on PCI loans	(208)	-0.02%	514	0.05%	963	0.10%
Accretion of time deposits premium	1,146	0.12%	1,378	0.15%	1,747	0.18%
Amortization of subordinated debentures discount	(51)	-	(46)	-	(36)	-
Net impact	2,977	0.31%	3,055	0.33%	5,476	0.56%
As reported (1)	$37,866	3.93%	$36,051	3.81%	$37,367	3.80%

	Year ended
	December 31, 2015		December 31, 2014
	Amount	Rate	Amount	Rate
		(in thousands)
Net interest income and net interest margin excluding acquisition accounting (1)	$131,996	3.47%	$115,238	3.65%
Accretion of discount on Non-PCI loans	9,416	0.25%	3,821	0.12%
Accretion of discount on PCI loans	1,616	0.04%	1,448	0.04%
Accretion of time deposits premium	5,634	0.15%	2,338	0.07%
Amortization of subordinated debentures discount	(176)	-0.01%	(71)	-
Net impact	16,490	0.43%	7,536	0.23%
As reported (1)	$148,486	3.90%	$122,774	3.88%

(1) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

Fourth quarter noninterest income decreased $1.5 million or 11.1% to $12.1 million from $13.6 million for the third quarter of 2015 primarily due to a $2.2 million decrease in disposition gains on PCI loans and $1.6 million decrease in gain on sales of securities, which more than offset a $2.3 million increase in gain on sale of SBA loans.  Noninterest income increased $3.1 million or 34.2% from $9.0 million for the year ago period primarily because of a $2.6 million increase in gains on sale of SBA loans and a $0.7 million increase in disposition gains on PCI loans.  Gains on sales of SBA loans were $3.9 million for the fourth quarter 2015, up from $1.6 million from the third quarter of 2015 and up from $1.2 million from the year-ago period.  Gain on sales of securities were $467,000 for the fourth quarter of 2015 compared with $2.0 million for the third quarter of 2015 and $159,000 for the fourth quarter last year. Disposition gains on PCI loans were $2.1 million for the fourth quarter of 2015, compared with $4.3 million for the prior quarter, and $1.4 million for the fourth quarter last year. PCI loans were $20.0 million at the end of 2015, down 55.0% from a year ago.

Noninterest expense for the fourth quarter decreased $536,000, or 1.9%, to $28.2 million from $28.7 million for the preceding quarter as savings from the 2015 third quarter branch consolidations were partially offset by an increase in other operating expenses that were related to a change in the provision for off-balance sheet commitments and a change in the valuation allowances related to acquired SBA loan servicing, along with higher merger and integration costs related to Hanmi’s pursuit of a potential acquisition during the fourth quarter.  Noninterest expense decreased $8.7 million, or 23.6%, from $36.9 million in the fourth quarter last year primarily due to merger and integrations costs and professional fees in the prior year period related to the acquisition of CBI.  As a result of the decrease in noninterest expense, coupled with the improvements in revenue from the growth in earning assets, the efficiency ratio excluding merger and integration costs, improved to 56.33% in the fourth quarter from 57.97% in the prior quarter and 73.01% in the year-ago period.

Salaries and employee benefit costs in the fourth quarter of 2015 decreased 7.8% to $14.8 million compared with $16.1 million for the third quarter of 2015, and decreased 11.6% from $16.8 million for the fourth quarter of 2014, primarily due to the branch consolidations completed in the first and third quarters of 2015. Occupancy and equipment costs decreased 19.4% to $3.9 million compared with $4.9 million for the third quarter of 2015 and decreased 8.8% from $4.3 million in the prior year period primarily related to the branch consolidations.  Professional fees were $1.9 million for the fourth quarter, unchanged from the preceding quarter, and decreased 59.8% from $4.8 million in the prior year period. The year over year decrease was primarily related to higher professional fees in the prior year period associated with the acquisition of CBI. Advertising and promotion expense for the fourth quarter of $1.3 million were unchanged from both the previous quarter and the fourth quarter last year. Other operating expenses were $3.9 million for the fourth quarter, up 94.9% from $2.0 million in the prior quarter and up 40.9% from $2.7 million in the prior year period. The sequential quarter increase in other operating expenses was primarily due to a $0.8 million change in the provision for off-balance sheet commitments and a $0.9 million change in the valuation allowances related to acquired SBA loan servicing.

Hanmi recorded a provision for income taxes of $10.5 million for the fourth quarter of 2015, representing an effective tax rate of 41.4%, compared with $10.6 million, representing an effective tax rate of 43.1%, for the preceding quarter and $2.3 million, representing an effective rate of 28.0% for the fourth quarter of 2014. For the full year ended December 31, 2015 and 2014, Hanmi recorded a provision for income taxes of $38.2 million and $22.9 million, respectively, representing effective tax rates of 41.5% and 31.5%, respectively.  The year over year increase was due primarily to the $14.6 million after-tax bargain purchase gain recognized in 2014.

Financial Position
Total assets were $4.23 billion at December 31, 2015, a 0.5% increase from $4.21 billion at September 30, 2015 and unchanged from a year ago.  The sequential quarter increase in total assets was primarily due to an increase in loans receivable.

Loans receivable, before the allowance for loan losses, were $3.18 billion at December 31, 2015, up 4.5% from $3.05 billion at September 30, 2015 and up 14.2% from $2.79 billion at December 31, 2014.  The increase in loans from the end of the 2014 fourth quarter reflects Hanmi’s strong loan production throughout 2015.  Loans held for sale, representing the guaranteed portion of SBA loans, were $2.9 million at December 31, 2015 compared with $4.9 million at the end of the 2015 third quarter and $5.5 million at the end of the 2014 fourth quarter.

New loan production for the 2015 fourth quarter was $268.5 million, 31.4% higher than the fourth quarter last year and outpaced $171.8 million of loan payoffs.  Fourth quarter 2015 new loan production was comprised of $199.5 million of commercial real estate loans, $39.6 million of commercial and industrial loans, $27.4 million of SBA loans, and $2.1 million of consumer loans.  For the 2015 third quarter, new loan production was $306.0 million while loan payoffs were $105.7 million.  Loan purchases for the 2015 fourth quarter were $114.7 million, compared with $36.2 million in the third quarter of 2015. SBA loan sales for the 2015 fourth quarter were $29.3 million, compared with $20.6 million for the third quarter of 2015.

Deposits were $3.51 billion at the end of the 2015 fourth quarter, compared with $3.52 billion at the end of the preceding quarter and $3.56 billion at the end of the fourth quarter of 2014.  The cost of deposits was 0.45% for the fourth quarter of 2015 compared with 0.44% for the third quarter of 2015 and 0.43% for the fourth quarter a year ago.

At December 31, 2015, stockholders’ equity was $493.9 million, compared with $485.4 million and $453.4 million at September 30, 2015 and December 31, 2014, respectively.  Tangible common stockholders’ equity was $492.2 million, or 11.63% of tangible assets, compared with $483.7 million, or 11.48% of tangible assets, and $451.3 million, or 10.67%, of tangible assets, at September 30, 2015 and December 31, 2014, respectively.  Tangible book value per share was $15.39, up 8.8% from a year ago and 1.8% from the preceding quarter.

During the quarter, Hanmi declared a cash dividend on its common stock for the 2015 fourth quarter of $0.14 per share, up 27.3% from $0.11 per share in the prior quarter.  The dividend was paid on January 15, 2016, to stockholders of record as of the close of business on December 31, 2015.

Asset Quality
Nonperforming loans, excluding PCI loans, were $19.1 million at the end of the fourth quarter of 2015, or 0.60% of loans, compared with $23.9 million at the end of the third quarter of 2015, or 0.79% of loans and $25.3 million, or 0.92% of loans at the end of the fourth quarter last year.

OREO was $8.5 million at the end of the fourth quarter of 2015, down from $13.2 million at the end of the prior quarter. OREO primarily resulted from the 2014 fourth quarter CBI acquisition.  Classified loans were $39.3 million, or 1.24% of loans, at December 31, 2015, compared with $40.1 million, or 1.32% of loans, at September 30, 2015 and $47.4 million, or 1.72% of loans, a year ago.  Nonperforming assets were $27.6 million at the end of the fourth quarter of 2015, or 0.65% of assets, compared with 0.88% of assets at the end of the prior quarter and 0.97% of assets at the end of the same quarter last year.

Gross charge-offs for the fourth quarter of 2015 were $529,000, compared with $1.7 million for the preceding quarter and $1.4 million for the same period a year ago. Recoveries of previously charged-off loans for the fourth quarter of 2015 were $937,000, compared with $994,000 for the preceding quarter and $1.7 million for the fourth quarter of 2014. As a result, there were net recoveries of $408,000 for the fourth quarter of 2015, compared to net charge-offs of $754,000 for the preceding quarter and net recoveries of $283,000 for the year ago period.

The allowance for loan losses was $42.9 million as of December 31, 2015, generating an allowance of loan losses to loans receivable ratio of 1.35% compared with 1.52% as of September 30, 2015 and 1.89% as of December 31, 2014.

Conference Call
Management will host a conference call today, January 26, 2016 at 1:00 p.m. PT (4:00 p.m. ET) to discuss these results.  This call will also be broadcast live via the internet.  Investment professionals and all current and prospective stockholders are invited to access the live call by dialing 1-877-407-9039 before 1:00 p.m. PT, using access code HANMI.  To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi’s website at www.hanmi.com.

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 42 full-service branches and 6 loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans, strategic alternatives for a possible business combination, merger or sale transaction, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability of Hanmi Bank to make distributions to Hanmi Financial, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests; ability to identify a suitable strategic partner or to consummate a strategic transaction; adequacy of our allowance for loan losses; credit quality and the effect of credit quality on our provision for loan losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Hanmi Financial Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(In thousands)

	December 31,	September 30,	Percentage	December 31,	Percentage
	2015	2015	Change	2014	Change
Assets
Cash and due from banks	$164,364	$235,342	-30.2%	$158,320	3.8%
Securities available for sale, at fair value	698,296	669,340	4.3%	1,060,717	-34.2%
Loans held for sale, at the lower of cost or fair value	2,874	4,871	-41.0%	5,451	-47.3%
Loans receivable, net of allowance for loan losses	3,140,381	2,998,712	4.7%	2,735,832	14.8%
Accrued interest receivable	9,501	8,722	8.9%	9,749	-2.5%
Premises and equipment, net	29,834	29,857	-0.1%	30,912	-3.5%
Other real estate owned ("OREO"), net	8,511	13,249	-35.8%	15,790	-46.1%
Customers' liability on acceptances	3,586	2,704	32.6%	1,847	94.2%
Servicing assets	11,744	11,986	-2.0%	13,773	-14.7%
Other intangible assets, net	1,701	1,795	-5.2%	2,080	-18.2%
Federal Home Loan Bank ("FHLB") stock, at cost	16,385	16,385	0.0%	17,580	-6.8%
Federal Reserve Bank ("FRB") stock, at cost	14,098	14,098	0.0%	12,273	14.9%
Income tax asset	57,174	70,847	-19.3%	84,371	-32.2%
Bank-owned life insurance	48,340	48,067	0.6%	48,866	-1.1%
Prepaid expenses and other assets	27,732	88,266	-68.6%	34,882	-20.5%
Total assets	$4,234,521	$4,214,241	0.5%	$4,232,443	0.0%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$1,155,518	$1,114,621	3.7%	$1,022,972	13.0%
Interest-bearing	2,354,458	2,404,073	-2.1%	2,533,774	-7.1%
Total deposits	3,509,976	3,518,694	-0.2%	3,556,746	-1.3%
Accrued interest payable	3,177	2,985	6.4%	3,450	-7.9%
Bank's liability on acceptances	3,586	2,704	32.6%	1,847	94.2%
FHLB advances	170,000	150,000	13.3%	150,000	13.3%
Servicing liabilities	4,784	5,176	-7.6%	5,971	-19.9%
FDIC loss sharing liability	1,289	1,173	9.9%	2,074	-37.8%
Rescinded stock obligation	-	-	-	933	-100.0%
Subordinated debentures	18,703	18,669	0.2%	18,544	0.9%
Accrued expenses and other liabilities	29,088	29,391	-1.0%	39,491	-26.3%
Total liabilities	3,740,603	3,728,792	0.3%	3,779,056	-1.0%

Stockholders' equity:
Common stock	257	257	0.0%	257	0.0%
Additional paid-in capital	557,761	557,116	0.1%	554,904	0.5%
Accumulated other comprehensive income (Loss)	(315)	2,158	-114.6%	463	-168.0%
Retained earnings (Accumulated deficit)	6,422	(3,931)	-263.4%	(32,379)	-119.8%
Less treasury stock	(70,207)	(70,151)	0.1%	(69,858)	0.5%
Total stockholders' equity	493,918	485,449	1.7%	453,387	8.9%
Total liabilities and stockholders' equity	$4,234,521	$4,214,241	0.5%	$4,232,443	0.0%

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In thousands, except share and per share data)
	Three Months Ended
	December 31,	September 30,	Percentage	December 31,	Percentage
	2015	2015	Change	2014	Change
Interest and dividend income:
Interest and fees on loans	$38,382	$36,466	5.3%	$36,457	5.3%
Interest on securities	2,686	2,884	-6.9%	4,473	-40.0%
Dividends on FRB and FHLB stock	580	607	-4.4%	492	17.9%
Interest on deposits in other banks	66	68	-2.9%	40	65.0%
Total interest and dividend income	41,714	40,025	4.2%	41,462	0.6%
Interest expense:
Interest on deposits	3,946	3,881	1.7%	3,909	0.9%
Interest on subordinated debentures	169	158	7.0%	162	4.3%
Interest on FHLB advances	15	1	1400.0%	35	-57.1%
Total interest expense	4,130	4,040	2.2%	4,106	0.6%
Net interest income before provision for loan losses	37,584	35,985	4.4%	37,356	0.6%
(Negative provision) provision for loan losses	(3,835)	(3,704)	3.5%	1,204	-418.5%
Net interest income after provision for loan losses	41,419	39,689	4.4%	36,152	14.6%
Noninterest income:
Service charges on deposit accounts	3,142	3,378	-7.0%	3,449	-8.9%
Trade finance and other service charges and fees	1,130	1,115	1.3%	1,606	-29.6%
Gain on sale of Small Business Administration ("SBA") loans	3,871	1,621	138.8%	1,227	215.5%
Net gain on sales of securities	467	2,048	-77.2%	159	193.7%
Disposition gains on Purchased Credit Impaired ("PCI") loans	2,140	4,334	-50.6%	1,432	49.4%
Other operating income	1,306	1,065	22.6%	1,111	17.6%
Total noninterest income	12,056	13,561	-11.1%	8,984	34.2%
Noninterest expense:
Salaries and employee benefits	14,841	16,097	-7.8%	16,791	-11.6%
Occupancy and equipment	3,948	4,896	-19.4%	4,331	-8.8%
Data processing	1,436	1,418	1.3%	2,333	-38.4%
Professional fees	1,923	1,940	-0.9%	4,778	-59.8%
Supplies and communications	943	880	7.2%	887	6.3%
Advertising and promotion	1,342	1,290	4.0%	1,293	3.8%
OREO expense	(322)	225	-243.1%	686	-146.9%
Other operating expenses	3,851	1,976	94.9%	2,734	40.9%
Merger and integration costs	224	-	-	3,074	-92.7%
Total noninterest expense	28,186	28,722	-1.9%	36,907	-23.6%
Income from continuing operations before provision for income taxes	25,289	24,528	3.1%	8,229	207.3%
Provision for income taxes	10,460	10,569	-1.0%	2,301	354.6%
Net income	$14,829	$13,959	6.2%	$5,928	150.2%

Basic earnings per share:	$0.46	$0.44		$0.19
Diluted earnings per share:	$0.46	$0.44		$0.19

Weighted-average shares outstanding:
Basic	31,830,276	31,799,573		31,734,129
Diluted	31,949,502	31,909,808		32,021,391
Common shares outstanding	31,974,359	31,977,207		31,910,203

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In thousands, except share and per share data)
	Year Ended December 31,
	December 31,	December 31,	Percentage
	2015	2014	Change
Interest and dividend income:
Interest and fees on loans	$148,797	$122,222	21.7%
Interest on securities	12,422	12,638	-1.7%
Dividends on FRB and FHLB stock	2,786	1,767	57.7%
Interest on deposits in other banks	221	107	106.5%
Total interest and dividend income	164,226	136,734	20.1%
Interest expense:
Interest on deposits	15,410	13,560	13.6%
Interest on FHLB advances	76	151	-49.7%
Interest on subordinated debentures	623	235	165.1%
Interest on rescinded stock obligation	-	87	-100.0%
Total interest expense	16,109	14,033	14.8%
Net interest income before provision for loan losses	148,117	122,701	20.7%
Negative provision for loan losses	(11,614)	(6,258)	85.6%
Net interest income after provision for loan losses	159,731	128,959	23.9%
Noninterest income:
Bargain purchase gain, net of deferred taxes	-	14,577	-100.0%
Service charges on deposit accounts	12,900	11,374	13.4%
Trade finance and other service charges and fees	4,623	4,946	-6.5%
Gain on sale of Small Business Administration ("SBA") loans	8,749	3,494	150.4%
Net gain on sales of securities	6,611	2,011	228.7%
Disposition gains on Purchased Credit Impaired ("PCI") loans	10,167	1,432	610.0%
Other operating income	4,552	4,462	2.0%
Total noninterest income	47,602	42,296	12.5%
Noninterest expense:
Salaries and employee benefits	62,864	50,177	25.3%
Occupancy and equipment	17,371	12,295	41.3%
Data processing	6,321	6,080	4.0%
Professional fees	7,905	7,564	4.5%
Supplies and communications	3,582	2,612	37.1%
Advertising and promotion	4,201	3,435	22.3%
OREO expense	307	(49)	-726.5%
Other operating expenses	10,806	9,911	9.0%
Merger and integration costs	1,971	6,646	-70.3%
Total noninterest expense	115,328	98,671	16.9%
Income from continuing operations before provision for income taxes	92,005	72,584	26.8%
Provision for income taxes	38,182	22,379	70.6%
Income from continuing operations, net of taxes	$53,823	$50,205	7.2%
Discontinued operations
Income from operations of discontinued subsidiary (including gain on disposal of $51 in the second quarter of 2014)	-	37	-100.0%
Income tax expense	-	481	-100.0%
Loss from discontinued operations	-	(444)	-100.0%
Net income	$53,823	$49,761	8.2%
			-
Basic earnings per share:
Income from continuing operations, net of taxes	$1.69	$1.58
Income from discontinued operations, net of taxes	-	(0.01)
Basic earnings per share	$1.69	$1.57
Diluted earnings per share:
Income from continuing operations, net of taxes	$1.68	$1.57
Income from discontinued operations, net of taxes	-	(0.01)
Diluted earnings per share	$1.68	$1.56

Weighted-average shares outstanding:
Basic	31,788,215	31,696,100
Diluted	31,876,820	31,978,064
Common shares outstanding	31,974,359	31,910,203

Hanmi Financial Corporation and Subsidiaries
Selected Financial Data (Unaudited)
(In thousands, except ratios)
	As of or for the Three Months Ended			As of or for the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
Average balances:
Loans (1)	$3,049,544	$2,895,336	$2,719,692	$2,901,698	$2,440,682
Securities	649,565	721,472	1,082,344	788,156	648,937
FRB and FHLB stock	30,483	29,916	30,262	30,049	27,792
Interest-bearing deposits in other banks	90,653	109,016	73,348	85,974	45,727
Interest-earning assets	3,820,245	3,755,740	3,905,646	3,805,877	3,163,141
Assets	4,083,002	4,021,642	4,187,559	4,076,669	3,410,751
Deposits	3,516,225	3,484,648	3,578,114	3,502,886	2,872,029
Borrowings	35,420	20,556	110,418	56,878	81,110
Interest-bearing liabilities	2,433,140	2,433,718	2,666,651	2,493,513	2,054,680
Stockholders’ equity	491,785	479,478	450,986	476,401	425,913
Tangible equity	490,023	477,620	449,276	474,498	425,018

Performance ratios:
Return on average assets (2) (3)	1.44%	1.38%	0.56%	1.32%	1.47%
Pre-tax, pre-provision earnings on average assets (2) (3)	2.08%	2.05%	0.89%	1.97%	1.94%
Return on average stockholders’ equity (2) (3)	11.96%	11.55%	5.21%	11.30%	11.79%
Return on average tangible equity (2) (3)	12.01%	11.60%	5.23%	11.34%	11.81%
Efficiency ratio	56.78%	57.97%	79.64%	58.93%	59.80%
Efficiency ratio excluding merger and integration costs	56.33%	57.97%	73.01%	57.92%	55.77%
Net interest spread (2) (6)	3.69%	3.58%	3.60%	3.67%	3.65%
Net interest spread excluding acquisition accounting (2) (6)	3.32%	3.17%	2.96%	3.17%	3.38%
Net interest margin (2) (6)	3.93%	3.81%	3.80%	3.90%	3.88%
Net interest margin excluding acquisition accounting (2) (6)	3.62%	3.48%	3.24%	3.47%	3.65%
Average stockholders' equity to average assets	12.04%	11.92%	10.77%	11.69%	12.49%

Allowance for loan losses:
Balance at beginning of period	$46,362	$50,820	$51,179	$52,666	$57,555
(Negative provision) provision for loan losses	(3,835)	(3,704)	1,204	(11,614)	(6,258)
Net (charge-offs) recoveries	408	(754)	283	1,883	1,369
Balance at end of period	$42,935	$46,362	$52,666	$42,935	$52,666

Asset quality ratios:
Nonperforming Non-PCI loans to loans (4)	0.60%	0.79%	0.92%	0.60%	0.92%
Nonperforming assets to assets (4)	0.65%	0.88%	0.97%	0.65%	0.97%
Nonperforming Non-PCI loans to allowance for loan losses (4) (5)	50.99%	55.40%	48.00%	50.99%	48.00%
Net loan (recoveries) charge-offs to average loans (2)	-0.05%	0.10%	-0.04%	-0.06%	-0.06%
Allowance for loan losses to loans	1.35%	1.52%	1.89%	1.35%	1.89%
Allowance for loan losses to nonperforming Non-PCI loans (4) (5)	196.12%	180.52%	204.26%	196.12%	204.26%

Allowance for off-balance sheet items:
Balance at beginning of period	$556	$962	$1,544	$1,366	$1,248
(Negative provision) provision for loan losses	430	(406)	(178)	(380)	118
Balance at end of period	$986	$556	$1,366	$986	$1,366

Nonperforming assets (4):
Nonaccrual Non-PCI loans	$19,118	$23,944	$25,282
OREO, net	8,511	13,249	15,790
Nonperforming assets	$27,629	$37,193	$41,072

Delinquent loans, 30 to 89 days past due and still accruing	$4,080	$1,424	$9,515

Delinquent loans to loans	0.13%	0.05%	0.34%

Acquired loans
PCI loans, net	$20,015	$25,145	44,500
Allowance for loan losses on PCI loans	$5,441	$3,138	1,025
Non-PCI loans, net	$154,900	$179,695	218,276
Unamortized acquisition discounts on Non-PCI loans	$10,659	$14,141	19,506

Hanmi Financial Corporation and Subsidiaries
Selected Financial Data, Continued (Unaudited)
(In thousands, except ratios)

	December 31,	September 30,	December 31,
	2015	2015	2014
Loan portfolio:
Commercial real estate loans	$2,657,365	$2,541,449	$2,373,212
Residential real estate loans	193,307	198,105	138,540
Commercial and industrial loans	306,462	280,784	249,189
Consumer loans	26,182	24,734	27,557
Loans receivable	3,183,316	3,045,072	2,788,498
Loans held for sale, at the lower of cost or fair value	2,874	4,871	5,451
Total loans	$3,186,190	$3,049,943	$2,793,949

Loan mix:
Commercial real estate loans	83.4%	83.3%	84.8%
Residential real estate loans	6.1%	6.5%	5.0%
Commercial and industrial loans	9.6%	9.2%	8.9%
Consumer loans	0.8%	0.8%	1.0%
Loans held for sale, at the lower of cost or fair value	0.1%	0.2%	0.3%
Total loans	100.0%	100.0%	100.0%

Deposit portfolio:
Demand: noninterest-bearing	$1,155,518	$1,114,621	$1,022,972
interest-bearing	94,583	87,871	96,882
Money market and savings	871,863	871,869	820,267
Time deposits of $250,000 or less	1,010,923	1,068,864	1,224,308
Time deposits of more than $250,000	377,089	375,469	392,317
Total deposits	$3,509,976	$3,518,694	$3,556,746

Deposit mix:
Demand: noninterest-bearing	32.9%	31.7%	28.8%
interest-bearing	2.7%	2.5%	2.7%
Money market and savings	24.8%	24.8%	23.1%
Time deposits of $250,000 or less	28.8%	30.3%	34.4%
Time deposits of more than $250,000	10.8%	10.7%	11.0%
Total deposits	100.0%	100.0%	100.0%

Capital ratios (7):
Hanmi Financial
Total risk-based capital	14.86%	14.75%	15.89%
Tier 1 risk-based capital	13.60%	13.49%	14.63%
Common equity tier 1 capital	13.60%	13.49%	-
Tier 1 leverage capital ratio	11.31%	11.19%	10.91%
Hanmi Bank
Total risk-based capital	14.81%	14.69%	15.18%
Tier 1 risk-based capital	13.55%	13.43%	13.93%
Common equity tier 1 capital	13.55%	13.43%	-
Tier 1 leverage capital ratio	11.27%	11.14%	10.39%

(1) Includes loans held for sale
(2) Annualized
(3) Amount calculated based on net income from continuing operations
(4) Excludes PCI loans
(5) Excludes allowance for loan losses allocated to PCI loans
(6) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.
(7) Basel III rules became effective 1/1/15, with transitional provisions, and all prior period date is based on Basel I rules.

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(In thousands, except ratios)

	Three Months Ended
	December 31, 2015			September 30, 2015			December 31, 2014
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans (1)	$3,049,544	$38,382	4.99%	$2,895,336	$36,466	5.00%	$2,719,692	$36,457	5.32%
Securities (2)	649,565	2,968	1.83%	721,472	2,950	1.64%	1,082,344	4,484	1.66%
FRB and FHLB stock	30,483	580	7.61%	29,916	607	8.12%	30,262	492	6.50%
Interest-bearing deposits in other banks	90,653	66	0.29%	109,016	68	0.25%	73,348	40	0.22%
Total interest-earning assets	3,820,245	41,996	4.36%	3,755,740	40,091	4.24%	3,905,646	41,473	4.21%

Noninterest-earning assets:
Cash and due from banks	92,497			89,241			87,410
Allowance for loan losses	(46,634)			(50,416)			(52,155)
Other assets	216,894			227,077			246,658
Total noninterest-earning assets	262,757			265,902			281,913

Total assets	$4,083,002			$4,021,642			$4,187,559

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$91,116	$25	0.11%	$91,111	$31	0.13%	$63,645	$22	0.14%
Money market and savings	881,375	1,107	0.50%	860,595	1,112	0.51%	857,177	1,015	0.47%
Time deposits	1,425,229	2,814	0.78%	1,461,456	2,738	0.74%	1,635,411	2,872	0.70%
FHLB advances	16,739	15	0.36%	1,902	1	0.21%	78,478	35	0.18%
Rescinded stock obligation	-	-	0.00%	15	-	0.00%	13,426	-	0.00%
Subordinated debentures	18,681	169	3.59%	18,639	158	3.36%	18,514	162	3.47%
Total interest-bearing liabilities	2,433,140	4,130	0.67%	2,433,718	4,040	0.66%	2,666,651	4,106	0.61%

Noninterest-bearing liabilities:
Demand deposits: noninterest-bearing	1,118,505			1,071,486			1,021,881
Other liabilities	39,572			36,960			48,041
Total noninterest-bearing liabilities	1,158,077			1,108,446			1,069,922

Total liabilities	3,591,217			3,542,164			3,736,573
Stockholders' equity	491,785			479,478			450,986

Total liabilities and stockholders' equity	$4,083,002			$4,021,642			$4,187,559

Net interest income		$37,866			$36,051			$37,367

Cost of deposits			0.45%			0.44%			0.43%
Net interest spread			3.69%			3.58%			3.60%
Net interest margin			3.93%			3.81%			3.80%

(1) Includes loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid, Continued (Unaudited)
(In thousands, except ratios)

	For the Year Ended
	December 31, 2015			December 31, 2014
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans (1)	$2,901,698	$148,797	5.13%	$2,440,682	$122,222	5.01%
Securities (2)	788,156	12,791	1.62%	648,937	12,711	1.96%
FRB and FHLB stock	30,049	2,786	9.27%	27,792	1,767	6.36%
Federal funds sold	-	-	-	3	-	0.00%
Interest-bearing deposits in other banks	85,974	221	0.26%	45,727	107	0.23%
Total interest-earning assets	3,805,877	164,595	4.32%	3,163,141	136,807	4.33%

Noninterest-earning assets:
Cash and due from banks	89,368			76,828
Allowance for loan losses	(50,862)			(54,817)
Other assets	232,286			225,599
Total noninterest-earning assets	270,792			247,610

Total assets	$4,076,669			$3,410,751

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$89,747	$114	0.13%	$72,857	$102	0.14%
Money market and savings	846,254	4,194	0.50%	697,190	4,757	0.68%
Time deposits	1,500,634	11,102	0.74%	1,203,523	8,701	0.72%
FHLB advances	38,110	76	0.20%	69,781	151	0.22%
Other Borrowings	-	-	0.00%	315	-	0.00%
Rescinded stock obligation	149	-	0.00%	4,778	87	1.82%
Subordinated debentures	18,619	623	3.35%	6,236	235	3.77%
Total interest-bearing liabilities	2,493,513	16,109	0.65%	2,054,680	14,033	0.68%

Noninterest-bearing liabilities:
Demand deposits: noninterest-bearing	1,066,251			898,459
Other liabilities	40,504			31,699
Total noninterest-bearing liabilities	1,106,755			930,158

Total liabilities	3,600,268			2,984,838
Stockholders' equity	476,401			425,913

Total liabilities and stockholders' equity	$4,076,669			$3,410,751

Net interest income		$148,486			$122,774

Cost of deposits			0.44%			0.47%
Net interest spread			3.67%			3.65%
Net interest margin			3.90%			3.88%

(1) Includes loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi’s capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited)
(In thousands, except share, per share data and ratios)

	December 31,	September 30,	December 31,
Hanmi Financial Corporation	2015	2015	2014
Assets	$4,234,521	$4,214,241	$4,232,443
Less other intangible assets	(1,701)	(1,795)	(2,080)
Tangible assets	$4,232,820	$4,212,446	$4,230,363

Stockholders' equity	$493,918	$485,449	$453,387
Less other intangible assets	(1,701)	(1,795)	(2,080)
Tangible stockholders' equity	$492,217	$483,654	$451,307

Stockholders' equity to assets	11.66%	11.52%	10.71%
Tangible common equity to tangible assets	11.63%	11.48%	10.67%

Common shares outstanding	31,974,359	31,977,207	31,910,203
Tangible common equity per common share	$15.39	$15.12	$14.14

Net Income Adjusted for the after-tax bargain purchase gain and merger and integrations costs (Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Pre-tax income	$25,289	$8,229	$92,005	$72,621
Less: after-tax bargain purchase gain	-	-	-	14,577
Add: pre-tax merger and integration costs	224	3,074	1,971	6,646
Adjusted pre-tax income	25,513	11,303	93,976	64,690
Adjusted income tax expense (a)	10,553	3,161	39,000	25,477
Adjusted net income	$14,960	$8,142	$54,976	$39,213

(a) Effective income tax of 41.4% and 28.0% for the three months ended December 31, 2015 and 2014, respectively, and 41.5% and 39.4% for the year ended December 31, 2015 and 2014, respectively.

Investor Contacts:
Romolo (Ron) Santarosa
Senior Executive Vice President & Chief Financial Officer
213-427-5636

Lasse Glassen
Investor Relations
Addo Communications
310-829-5400